Exhibit 99.1

LETTER OF TRANSMITTAL

U.S.$500,000,000 4.125% Senior Notes due 2009 and

U.S.$800,000,000 5.500% Senior Notes due 2014

which have been registered under the Securities Act of 1933,

for any and all outstanding

unregistered 4.125% Senior Notes due 2009 and

unregistered 5.500% Senior Notes due 2014, respectively

of

América Móvil, S.A. de C.V.

unconditionally guaranteed by Radiomóvil Dipsa, S.A. de C.V.

pursuant to the prospectus dated                      , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2004 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery to the Exchange Agent, JPMorgan Chase Bank:

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8:00 a.m. and 4:30 p.m.:

JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	J.P. Morgan Bank Luxembourg S.A. 5 Rue Plaetis, Floor 1 L-2338 Luxembourg Luxembourg

Delivery of this Letter of Transmittal to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery. The instructions contained herein should be read carefully before this Letter of Transmittal is completed.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES FOR THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

By execution hereof, the undersigned acknowledges receipt of the prospectus (the “Prospectus”), dated                      , 2004, of América Móvil, S.A. de C.V. (the “Company”), which, together with this Letter of Transmittal and the instructions hereto (the “Letter of Transmittal”), constitutes the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$500,000,000 of its 4.125% Senior Notes due 2009 and up to an aggregate principal amount of U.S.$800,000,000 of its 5.500% Senior Notes due 2014 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus constitutes a part, for a like principal amount of its outstanding unregistered 4.125% Senior Notes due 2009 (the “Old Notes due 2009”) and a like principal amount of its outstanding unregistered 5.500% Senior Notes due 2014 (the “Old Notes due 2014”), respectively (such outstanding unregistered notes collectively the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus.

This Letter of Transmittal is to be used by Holders if: (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders or (ii) tender of Old Notes is to be made according to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If delivery of the Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Old Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”).

The term “Holder” with respect to the Exchange Offer means: (i) any person in whose name Old Notes are registered on the books of the Company or the trustee or any other person who has obtained a properly completed bond power from the registered Holder or (ii) any participant in DTC whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent. See Instruction 8 herein.

HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OLD NOTES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in authorized denominations.

DESCRIPTION OF OLD NOTES DUE 2009
Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)* (attach signed list if necessary)	Aggregate Principal Amount of Old Note(s)	Aggregate Principal Amount Tendered (if less than all)**

TOTAL PRINCIPAL AMOUNT OF OLD NOTES TENDERED

 *      Need not be completed by Holders tendering by book-entry transfer.

 **    Need not be completed by Holders who wish to tender with respect to all Old Notes listed. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $100,000 and any integral multiple of $1,000 in excess thereof.

DESCRIPTION OF OLD NOTES DUE 2014
Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)* (attach signed list if necessary)	Aggregate Principal Amount of Old Note(s)	Aggregate Principal Amount Tendered (if less than all)**

TOTAL PRINCIPAL AMOUNT OF OLD NOTES TENDERED

 *      Need not be completed by Holders tendering by book-entry transfer.

 **    Need not be completed by Holders who wish to tender with respect to all Old Notes listed. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $100,000 and any integral multiple of $1,000 in excess thereof.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY DTC TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
DTC Book-Entry Account:
Transaction Code No.:

If Holders desire to tender Old Notes pursuant to the Exchange Offer and (i) certificates representing such Old Notes are not lost but are not immediately available, (ii) time will not permit this Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such Holders may effect a tender of such Old Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Holder(s) of Old Notes:

Window Ticket No. (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

DTC Book-Entry Account No.:

If Delivered by Book-Entry Transfer:

Name of Tendering Institution:

Transaction Code No.:

☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OLD NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT SET FORTH ABOVE.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Ladies and Gentlemen:

Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indentures for the Old Notes and the Exchange Notes) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC, together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned also acknowledges that this Exchange Offer is being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission (the “SEC”) set forth in interpretive letters issued to parties unrelated to the Company that the Exchange Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for sale, resold and otherwise transferred by holders thereof (other than a broker-dealer who acquires such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Company or Radiomóvil Dipsa, S.A. de C.V. (“Telcel”) within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such Exchange Notes in violation of the provisions of the Securities Act. If a holder of Old Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the SEC described above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The undersigned represents that (i) any Exchange Notes acquired in exchange for Old Notes tendered hereby will be acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the holder of such Old Notes nor any such other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) neither the holder of such Old Notes nor any such other person is an “affiliate,” as defined under Rule 405 of the Securities Act, of the Company or Telcel and (iv) neither the holder of such Old Notes nor any other such person is engaged in, or intends to engage in, a distribution of the Exchange Notes. If the undersigned is a broker-dealer receiving Exchange Notes for its own account, it represents that it acquired the Old Notes to be exchanged for the Exchange Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.

For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted Old Notes will be returned (except as noted below with respect to tenders through DTC), without expense, to the undersigned at the address shown below or at a different address as may be indicated under “Special Issuance Instructions” as promptly as practicable after the Expiration Date.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering” in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the certificates representing the Exchange Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged, in the name(s) of the undersigned (or in either such event in the case of Old Notes tendered by DTC, by credit to the account at DTC). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for the Old Notes accepted for exchange and any certificates for Old Notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signatures, unless, in either event, tender is being made through DTC. In the event that both “Special Issuance Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” and “Special Delivery Instructions” to transfer any Old Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Old Notes so tendered.

PLEASE SIGN HERE

(To Be Completed by All Tendering Holders of Old Notes Regardless

of Whether Old Notes Are Being Physically Delivered Herewith)

This Letter of Transmittal must be signed by the Holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 herein.

If the signature appearing below is not of the registered Holder(s) of the Old Notes, then the registered Holder(s) must sign a valid proxy.

x	Date:

x Signature(s) of Holder(s) or Authorized Signatory	Date:

Name(s):	Address:

(Please Print)	(including Zip Code)

Capacity(ies):	Area Code and Telephone No.:

Social Security No.(s):

SIGNATURE GUARANTEE (See Instruction 3 herein) Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date:

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 4 herein)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4 herein)

To be completed ONLY if certificates for Old Notes in a principal amount not tendered are to be issued in the name of, or the Exchange Notes issued pursuant to the Exchange Offer are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Old Notes” within this Letter of Transmittal, or if Old Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the account at DTC indicated above.

To be completed ONLY if certificates for Old Notes in a principal amount not tendered or not accepted for purchase or the Exchange Notes issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Old Notes” within this Letter of Transmittal or to be credited to an account maintained at DTC other than the account at DTC indicated above.

Name:	Name:
(Please Print)	(Please Print)
Address:	Address:
(Please Print)	(Please Print)

Zip Code	Zip Code

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number
☐ Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

INSTRUCTIONS

Forming Part of the Terms and Conditions

of the Exchange Offer and the Solicitation

1. Delivery of this Letter of Transmittal and Old Notes. The certificates for the tendered Old Notes (or a confirmation of a book-entry into the Exchange Agent’s account at DTC of all Old Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents to the Exchange Agent are at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company. Old Notes may be tendered in whole or in part in the principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, this Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis must tender their Old Notes and follow the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedures: (i) such tender must be made by or through an eligible institution (as defined below); (ii) prior to the Expiration Date, the Exchange Agent must have received from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days from the date of the Notice of Guaranteed Delivery, this Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of electronic mail delivery of book-entry delivery into the Exchange Agent’s account at DTC) and any of the required documents will be deposited by the eligible institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile hereof), as well as all other documents required by this Letter of Transmittal and the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of electronic mail delivery of book-entry delivery into the Exchange Agent’s account at DTC), must be received by the Exchange Agent within three business days from the date of the Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.” Any Holder of Old Notes who wishes to tender his Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.

As used herein in and in the Prospectus, “Eligible Institution” means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

2. Partial Tenders. Tenders of Old Notes will be accepted only in the principal amount of $100,000 and integral multiples of $1,000 in excess thereof. If less than the entire principal amount of any Old Notes is tendered, the tendering Holder should fill in the principal amount tendered in the third column of the chart entitled “Description of Old Notes.” The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered, Old Notes for the principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered, Old Notes for the principal amount of Old Notes not tendered and a certificate or certificates representing Exchange Notes issued in exchange of any Old Notes accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal or unless tender is made through DTC, promptly after the Old Notes are accepted for exchange.

3. Signatures on the Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever.

If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of Old Notes tendered and the certificate(s) for Exchange Notes issued in exchange therefor is to be issued (or any untendered principal amount of Old Notes is to be reissued) to the registered Holder, such Holder need not and should not endorse any tendered Old Note, nor provide a separate bond power. In any other case, such holder must either properly endorse the Old Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder(s) of any Old Notes listed, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name(s) of the registered Holder(s) appear(s) on the Old Notes.

If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

Endorsements on Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by an Eligible Institution.

Signatures on this Letter of Transmittal (or facsimile hereof) must be guaranteed by an Eligible Institution unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder (including any participant in DTC whose name appears on a security position listing as the owner of Old Notes) who has not completed the box set forth herein entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” or (ii) for the account of an eligible institution.

4. Special Issuance and Delivery Instructions. Tendering Holders should indicate, in the applicable spaces, the name and address to which Exchange Notes or substitute Old Notes for principal amounts not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of tender of the Old Notes through DTC, if different from the account maintained at DTC indicated above). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

6. Waiver of Conditions. The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of any Old Notes tendered.

7. Mutilated, Lost, Stolen or Destroyed Old Notes. Any tendering Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instruction.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for the Prospectus, Letter of Transmittal and the related documents may be directed to the Information Agent set forth below. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), OR AN

AGENT’S MESSAGE IN LIEU THEREOF, AND ALL OTHER REQUIRED DOCUMENTS

MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR

TO THE EXPIRATION DATE.

(DO NOT WRITE IN SPACE BELOW)

Certificate Surrendered	Old Notes Tendered	Old Notes Accepted

Delivery Prepared by Checked by Date

Delivery to the Exchange Agent, JPMorgan Chase Bank:

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8:00 a.m. and 4:30 p.m.:

JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	J.P. Morgan Bank Luxembourg S.A. 5 Rue Plaetis, Floor 1 L-2338 Luxembourg Luxembourg

Any questions and requests for assistance may be directed to the Information Agent at the telephone numbers and address listed below. Additional copies of the enclosed materials may be obtained from the Information Agent.

Information Agent, D.F. King & Co., Inc.:

48 Wall Street, 22nd Floor

New York, New York 10005

Bankers and Brokers Call (Collect): (212) 269-5550

All Others Call (Toll Free): (800) 431-9642